UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

August 18, 2015

Date of Report (Date of Earliest event reported)

HemCare Health Services Inc.
(Exact Name of Registrant as Specified in its Charter)

Nevada	333-148546	20-8248213
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4830 W. Kennedy Blvd., Suite 60, Tampa FL., 33609

 (Address of principal executive offices) (Zip Code)

(844) 4 HEMCARE, (844) 4-436-2273

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01 Entry into a Material Definitive Agreement

On May 19, 2015 the Company licensed perpetual rights to use Ultroid Marketing Development Corp’s products and the trade name “Ultroid System”. The rights will allow the Company to enter into the clinical treatment of Hemorrhoidal Maladies. Amongst several other attributes, the Products are non-invasive and provide fast and effective relief in the treatment of Hemorrhoids. In consideration for the assignment of these rights, the Company prepaid Ultroid Marketing Development Corp., the Licensor $100,000 for an initial order of forty (40) Ultroid Hemorrhoid Management Systems. The prepayment was satisfied in the form of equivalent value of Series A 12% preferred shares of the Licensee. Said Preferred shares contain conversion privilege into the Company's common stock at a conversion price of $.001 per share.

The license rights will permit the Company to diversify its current business opportunities. More particularly, it will allow the Company to set up clinics and establish an International Brand. While the Company is impressed with the market potential of the Ultroid System, there can be no assurance of its success and market acceptance on a domestic or international basis.

Related to the License above, The Company had entered into a contingent Consulting Agreement with AIM International Associates Ltd. (“Consultant”) whereby the Consultant would, in the event of a successful acquisition of the license described above, be compensated certain compensation. Now that the Company has secured the rights to the Ultroid System, the Consulting Agreement compensation is due and payable.

Consultant has been compensated a $350,000 fee payable by a promissory note of the same amount bearing 9% interest compounded annually payable within 18 months of execution. Until the repayment in full of the promissory note, Consultant will receive $3,000 of each new franchise fee and 1.5% of royalties collected by the Company from the franchisee on treatments and products' services. After the payment of the note, a 3% royalty on all services, licenses and fees will be paid for an additional 10 years.

Item 5.01 Change of Control

On May 21, 2015 the Company issued 100,000,000 common shares to the Licensor pursuant to the conversion notice from the Licensor shareholders. The shares were issued under an exemption from registration and are restricted shares as the term defines. The issuance has caused a change in control. Mr. Jaswinder Singh now holds 50,000,000 shares of the Company’s common stock representing 39 % and, also on the same day, Mr. Tom Krutulis also converted into 50,000,000 common shares representing 39% of the Company’s Common stock. Mr. Singh and Mr. Krutulis, the two shareholders have effectively become the controlling shareholders of the Company.

Item 8.01 Other Events

On May 22, 2015 seven other holders of Preferred Series A shares converted to common shares resulting in the issuance of a total of 38,300,000 common shares issued.

The Company has a new address at 4830 W. Kennedy Blvd., Suite 60, Tampa, FL., 33609. It has changed its telephone number to (844) 4 HEMCARE, (844) 4-436-2273.

2

SIGNATURE(S)

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Hemcare Health Services Inc.

Date: August 19, 2015	By:	/s/ James Cao
	Name:	James Cao
	Title:	President and Chief Executive Officer